SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                              December 20, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                                 LOGIO, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        405 East 12450 South, Suite B
                              Draper, Utah 84020
                   (Address of principal executive offices)

                                (801) 816-9904
                        Registrant's telephone number

           NEVADA                  000-24753            84-1370590
     (State or other      (Commission File Number)    (I.R.S. Employer
      jurisdiction of                                  Identification No.)
      incorporation)

ITEM 5:OTHER EVENTS

Change of Special Stockholder Meeting Date

     The date of the special meeting of stockholders to consider, approve and adopt the acquisition agreement between Logio and Pacific WebWorks, Inc. has been changed to January 31, 2001. Our board of directors has adopted a resolution setting the special meeting for Wednesday, January 31st at 10:00 a.m. local time, at the offices of Pacific WebWorks, Inc., located at 1760 Fremont Drive, Salt Lake City, Utah. The special meeting date was changed to accommodate the stockholder notification requirements prescribed by SEC regulations.

     The Logio board of directors has also approved a new record date of December 4, 2000 for this special stockholders meeting. The record date was changed to comply with the stockholder notification requirements of Nevada state law. As a result, Logio stockholders of record as of the close of business on December 4, 2000 will be entitled to notice and to vote at the special stockholder's meeting.

     The Securities and Exchange Commission declared the Pacific WebWorks, Inc. registration statement on Form S-4 effective as of Noon Eastern time, Wednesday, December 20, 2000. Logio is currently preparing the prospectus/proxy statement which is a part of that registration statement for delivery to holders of Logio's common stock on the record date of December 4, 2000.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logio, Inc.


        /s/ Ken Bell                                   12/21/00
By: ______________________________________  Date: ________________________
     Ken Bell, President, CEO and Director